EXHIBIT 99.1


FOR IMMEDIATE RELEASE - March 31, 2004

EQUITEX INC. ANNOUNCES VARIOUS LEGAL ACTIONS CONCERNING STOCK PURCHASE AGREEMENT WITH IGAMES ENTERTAINMENT, INC. AND PROMISSORY NOTE BETWEEN CHEX SERVICES, INC.
                         AND IGAMES ENTERTAINMENT, INC.

ENGLEWOOD, Colo. & PALM BEACH GARDENS, Fla. -- March 31, 2004 -- Equitex,
Inc. (Nasdaq: EQTX) (the "Company") announced today various legal actions relating to the stock purchase agreement dated November 3, 2003 between the Company, its Chex Services, Inc. subsidiary, and iGames Entertainment, Inc. and iGames' breach of its obligations under a promissory note in favor of Chex Services, Inc. dated January 6, 2004 The Company had previously terminated the stock purchase agreement for various breaches of the stock purchase agreement by iGames Entertainment, Inc., as reported in the Company's press release dated March 15, 2004.

On March 16, 2004, Chex Services, Inc., a subsidiary of the Company, commenced a lawsuit in Hennepin County, Minnesota demanding repayment of $2,000,000, plus a $1,000,000 termination fee, accrued interest and other fees, due from iGames under iGames' promissory note dated January 6, 2004. On or about March 15, 2004, iGames Entertainment, Inc. commenced a lawsuit in Philadelphia against the Company and Chex Services, Inc. for alleged breach of contract relative to the stock purchase agreement. On March 23, 2004, the Company and Chex Services, Inc. commenced a lawsuit in Delaware state court (New Castle county) relative to the termination of the stock purchase agreement. On March 24, 2004, iGames Entertainment, Inc. commenced a lawsuit in United States District Court for the District of Delaware relative to both the termination of the stock purchase agreement and iGames' obligations under the promissory note which is the subject of Chex Services' lawsuit in Hennepin County, Minnesota.

The Company stated that it is fully confident that its claims in litigation will be upheld and that it believes that the various claims made by iGames Entertainment, Inc. lack merit, and intends to vigorously prosecute its claims and defend against iGames' claims.

Equitex, Inc. is a holding company operating through its wholly owned subsidiary Chex Services of Minnetonka, Minnesota, as well as its majority owned subsidiary Denaris Corporation. Chex Services provides comprehensive cash access services to casinos and other gaming facilities. Denaris was formed to provide stored value card services.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in Equitex's Securities and Exchange Commission filings; completion of due diligence, shareholder approval, regulatory approvals and certain other pre-closing conditions for all incomplete merger or acquisition transactions; economic downturns affecting the operations of Equitex its subsidiaries or companies proposed for merger or acquisition; the loss of contracts or failure to acquire new contracts; success of any legal actions; failure to successfully implement newly developed product lines including projected increases in revenues or earnings; the termination of previously announced acquisitions; delays or the inability to obtain regulatory approvals for previously announced acquisitions; the inability to initiate or complete any contemplated restructuring, offering, acquisition, disposition or other transaction; adverse financial performance by Equitex or any of its subsidiaries; failure to obtain or maintain regulatory approval for products and services offered by Equitex or its subsidiaries; adverse equity market conditions and declines in the value of Equitex common stock; and the unavailability of financing to complete management's plans and objectives. The forward-looking statements contained in this press release speak only as of the date hereof and Equitex disclaims any intent or obligation to update these forward-looking statements.

Contact:
     Equitex, Inc.
     Thomas B. Olson, 303-796-8940